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                                     EXHIBIT 21.1

                               SUBSIDIARIES OF REGISTRANT


NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
DSP Telecom, Inc.                                          California
CTP Systems, Inc.                                          California
DSP Telecommunications, Ltd.                               Israel
DSPC Israel Ltd.                                           Israel
CTP Systems Ltd.                                           Israel
DSP Communications (Japan), Inc.                           Japan